Exhibit 99

DeVry Inc. Reports Fiscal 2004 Second-Quarter Financial Results

OAKBROOK TERRACE, Ill., Jan. 21 /PRNewswire-FirstCall/ — DeVry Inc. (NYSE: DV), an international higher-education company, today reported financial results for the second quarter and first half of fiscal year 2004 ended December 31, 2003.

Revenues for the quarter were $198.8 million, a 15.2 percent increase compared with $172.5 million for the same period one year ago. Revenues for the six-month period ended December 31, 2003, were $388.0 million versus $335.8 million for the same period last year, an increase of 15.5 percent.

Net income for the quarter totaled $15.6 million, or $0.22 per share, compared with $23.0 million, or $0.33 per share for the same period last year, which included $8.2 million or $0.12 per share of certain non-recurring income tax benefits. For the first six months of fiscal 2004, net income was $26.1 million, or $0.37 per share, compared with $34.1 million, or $0.49 per share for the first half of fiscal 2003.

“Financial results from operations before last year’s non-recurring tax benefits in the second quarter reflect the second consecutive term of year-to- year increases in new undergraduate student starts at DeVry University,” said Dennis J. Keller, DeVry Inc. chairman and co-chief executive officer. “We expect further improvements in enrollments for the upcoming spring term and beyond.”

Citing previously reported data, DeVry continued to show positive enrollment trends with new undergraduate student enrollment increasing 6.2 percent at DeVry University for the 2003 fall term compared to the 2002 fall term. Also, the total number of online coursetakers more than doubled during the fall term and coursetakers at Keller Graduate School of Management increased 4.8 percent from last fall. In July 2003, KGSM adopted the DeVry University academic calendar, which consists of six terms, each 8-weeks in length, as opposed to five 10-week terms. Coursetaker enrollment growth in fiscal year 2004 at KGSM is expected to exceed the 21 percent growth posted in fiscal year 2003, due in part to the additional term. At Ross University, total student enrollment increased 17.0 percent year over year to 3,174 in the 2003 September term.

“The growth that we have experienced at DeVry University, KGSM, Ross University and our online programs is the result of the execution of a strategy of controlled expansion, enhanced marketing communications and continued diversification,” said Ronald L. Taylor, president and co-chief executive officer. “We will continue to expand by opening new centers and by offering new programs at an increasing number of locations and online.”

DeVry Inc. will hold a conference call to discuss second quarter financial results on January 21, 2004, at 4:30 p.m. Eastern Time. To participate in the conference call, please dial 800-218-0530 (domestic) or 303-262-2130 (international). Investors may also participate by live web cast by visiting www.investor.devry.com. A telephone replay of the earnings call will be available until January 30, 2004, at 800-405-2236 (domestic) or 303-590-3000 (international), conference code 565851.

DeVry Inc. (NYSE: DV) is the holding company for DeVry University, Ross University and Becker Professional Review. DeVry University, which includes Keller Graduate School of Management, offers associate, bachelor’s and master’s degree programs in technology, business and management. Ross University, through its schools of Medicine and Veterinary Medicine, offers both doctor of medicine and doctor of veterinary medicine degree programs. Becker Professional Review provides preparatory coursework for the certified public accountant, certified management accountant and chartered financial analyst exams. DeVry Inc. is based in Oakbrook Terrace, Ill. For more information about the company, visit http://www.devry.com.

Certain information contained in this release may constitute forward- looking statements pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Such statements may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Potential risks and uncertainties include, but are not limited to, market conditions, dependence on student financial aid, state and provincial approval and licensing requirements, and the other factors detailed in the company’s Securities and Exchange Commission filings, including those discussed under the heading “Risk Factors” in the Company’s Registration Statement on Form S-3 (No. 333-22457) filed with the SEC.

Second Quarter Ended December 31:	Fiscal Year 2004	Fiscal Year 2003
Revenues	$198,806,000	$172,548,000
Net Income	15,578,000	22,951,000

Earnings Per Common Share
Basic	$ 0.22	$ 0.33
Diluted	$ 0.22	$ 0.33

Number of Common Shares
Basic	70,047,000	69,927,000
Diluted	70,626,000	70,246,000

Six Months Ended December 31:	Fiscal Year 2004	Fiscal Year 2003
Revenues	$388,042,000	$335,817,000
Net Income	26,070,000	34,107,000

Earnings Per Common Share
Basic	$ 0.37	$ 0.49
Diluted	$ 0.37	$ 0.49

Number of Common Shares
Basic	70,038,000	69,919,000
Diluted	70,625,000	70,269,000

December 31:
Actual Shares Outstanding	70,058,125	69,928,447

DEVRY INC. CONSOLIDATED BALANCE SHEETS (Dollars in Thousands) PRELIMINARY

	December 31, 2003 (Unaudited)	June 30, 2003	December 31, 2002 (Unaudited)
ASSETS
Current Assets

Cash and Cash Equivalents	$126,417	$108,699	$134,575
Restricted Cash	21,476	14,052	41,173
Accounts Receivable, Net	75,705	24,275	46,845
Inventories	2,241	4,315	3,022
Prepaid Income Taxes	—	—	11,101
Deferred Income Taxes	9,944	11,358	5,448
Prepaid Expenses and Other	7,963	6,988	4,036

Total Current Assets	243,746	169,687	246,200

Land, Buildings and Equipment, net	281,633	285,354	258,940

Other Assets

Intangible Assets, Net	93,091	103,330	35,330
Goodwill	285,670	280,979	42,391
Perkins Program Fund, Net	11,861	11,291	10,617
Other Assets	5,264	6,003	2,007

Total Other Assets	395,886	401,603	90,345

TOTAL ASSETS	$921,265	$856,644	$595,485

DEVRY INC. CONSOLIDATED BALANCE SHEETS (Dollars in Thousands) PRELIMINARY

	December 31, 2003 (Unaudited)	June 30, 2003	December 31, 2002 (Unaudited)
LIABILITIES

Current Liabilities

Current Maturities of Revolving
Loan	$ —	$ 15,000	$ —
Accounts Payable	35,714	34,094	31,285
Accrued Salaries, Wages &
Benefits	31,759	30,791	31,288
Accrued Expenses	20,310	31,767	11,945
Advance Tuition Payments	6,546	10,568	19,211
Deferred Tuition Revenue	116,021	16,291	97,355

Total Current Liabilities	210,350	138,511	191,084

Other Liabilities

Revolving Loan	115,000	150,000	—
Senior Debt	125,000	125,000	—
Deferred Income Taxes	13,432	13,049	4,888
Deferred Rent and Other	15,196	14,417	11,849

Total Other Liabilities	268,628	302,466	16,737

TOTAL LIABILITIES	478,978	440,977	207,821

SHAREHOLDERS’ EQUITY

Common Stock, $0.01 par value,
200,000,000 Shares Authorized,
70,058,125, 70,021,513 and
69,928,447, Shares Issued and
Outstanding at December 31,
2003, June 30, 2003 and December
31, 2002, Respectively	701	701	700
Additional Paid-in Capital	67,906	67,288	66,481
Retained Earnings	373,045	346,975	319,934
Accumulated Other Comprehensive
Income	635	703	549

TOTAL SHAREHOLDERS’ EQUITY	442,287	415,667	387,664

TOTAL LIABILITIES AND SHAREHOLDERS’
EQUITY	$921,265	$856,644	$595,485

DEVRY INC. CONSOLIDATED STATEMENTS OF INCOME (Dollars in Thousands Except for Per Share Amounts) (Unaudited) PRELIMINARY

	For The Quarter Ended December 31,		For The Six Months Ended December 31,
	2003	2002	2003	2002
REVENUES:

Tuition	$187,286	$ 159,159	$364,880	$ 310,314
Other Educational	11,479	13,272	23,064	25,301
Interest	41	117	98	202
Total Revenues	198,806	172,548	388,042	335,817

COSTS AND EXPENSES:

Cost of Educational Services	104,635	93,480	209,085	185,651
Student Services and
Administrative Expense	70,156	55,271	138,105	107,728
Interest Expense	1,972	47	4,128	94

Total Costs and Expenses	176,763	148,798	351,318	293,473

Income Before Income Taxes	22,043	23,750	36,724	42,344

Income Tax Provision	6,465	8,949	10,654	16,387
Non-Recurring Tax Benefits	—	(8,150)	—	(8,150)

NET INCOME	$ 15,578	$ 22,951	$ 26,070	$ 34,107

EARNINGS PER COMMON SHARE
Basic	$ 0.22	$ 0.33	$ 0.37	$ 0.49
Diluted	$ 0.22	$ 0.33	$ 0.37	$ 0.49

DEVRY INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (Dollars in Thousands) (Unaudited) PRELIMINARY

	For The Six Months Ended December 31,
	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$ 26,070	$ 34,107
Adjustments to Reconcile Net Income to Net
Cash Provided by Operating Activities:
Depreciation	19,667	18,666
Amortization of Intangible Assets	6,769	362
Amortization of Other Assets	527	22
Provision for Refunds and Uncollectible
Accounts	17,461	17,931
Deferred Income Taxes	1,797	6,689
Loss on Disposals of Land, Buildings and
Equipment	147	128
Changes in Assets and Liabilities:
Restricted Cash	(7,424)	(21,909)
Accounts Receivable	(68,891)	(38,606)
Inventories	2,074	1,885
Prepaid Expenses And Other	(632)	(11,681)
Accounts Payable	1,620	(4,999)
Accrued Salaries, Wages, Expenses and
Benefits	(10,489)	3,995
Advance Tuition Payments	(4,022)	3,328
Deferred Tuition Revenue	99,730	85,068

NET CASH PROVIDED BY OPERATING ACTIVITIES	84,404	94,986

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(16,093)	(20,107)
Payments and Adjustments to Payments for
Purchases of Businesses, net of Cash
Acquired	(1,143)	—

NET CASH USED IN INVESTING ACTIVITIES	(17,236)	(20,107)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds From Exercise of Stock Options	618	136
Proceeds From Revolving Credit Facility	—	—
Repayments Under Revolving Credit Facility	(50,000)	—

NET CASH (USED IN) PROVIDED BY FINANCING
ACTIVITIES	(49,382)	136

Effects of Exchange Rate Differences	(68)	(125)

NET INCREASE IN CASH AND CASH EQUIVALENTS	17,718	74,890

Cash and Cash Equivalents at Beginning
of Period	108,699	59,685

Cash and Cash Equivalents at End of Period	$ 126,417	$ 134,575

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest Paid During the Period	$ 3,411	$ 93
Income Tax Payments During the Period, Net	21,729	14,552

SOURCE DeVry Inc.
-0- 01/21/2004
/CONTACT: Joan Bates, Investor Relations, +1-630-574-1949, or Jonelle Niffenegger, Media Relations, +1-630-706-3212, both of DeVry Inc./
/Web site: http://www.devry.com /
(DV)

CO: DeVry Inc. ST: Illinois IN: CPR EDU SU: ERN CCA